                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                DECEMBER 14, 2000

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                       0-14680                       06-1047163
 (State or other jurisdiction of      (Commission file number)     (IRS employer identification
  incorporation or organization)                                              number)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (617) 252-7500

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         As reported on our current report on Form 8-K dated December 14, 2000 (filed December 15, 2000), effective December 14, 2000, we completed the acquisition of GelTex Pharmaceuticals, Inc. The acquisition was structured as a merger of GelTex with and into one of our wholly-owned subsidiaries pursuant to an Agreement and Plan of Merger, dated as of September 11, 2000 among Genzyme Corporation, Titan Acquisition Corp. and GelTex Pharmaceuticals, Inc., as amended.

         An amendment to this Form 8-K was filed on February 27, 2001 to include (1) the financial statements of GelTex Pharmaceuticals, Inc. required by Item 7(a) of this Form 8-K and (2) the pro forma financial information required by Item 7(b) of this Form 8-K.

         This amendment to the Form 8-K is being filed to include the unaudited pro forma combined financial information beginning on page 4 herein which describes the pro forma effect of our merger with GelTex and our merger with Biomatrix on the statements of operations for the year ended December 31, 2000 of both Genzyme Corporation and Genzyme General, the division of Genzyme Corporation to which the assets and liabilities and operations of GelTex were allocated.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits:

         2 Agreement and Plan of Merger, dated as of September 11, 2000, among Genzyme Corporation, Titan Acquisition Corp. and GelTex Pharmaceuticals, Inc. as amended. Previously filed as Exhibit 99.1 to Genzyme's Current Report on Form 8-K dated September 11, 2000 (Commission File No. 000-14680) and incorporated herein by reference.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     GENZYME CORPORATION

Dated: May 2, 2001                     By: /s/ Michael Wyzga
                                           ------------------------------------
                                           Michael Wyzga, Senior Vice President
                                           and Chief Financial Officer

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    On December 14, 2000, Genzyme completed the acquisition of GelTex. The acquisition was structured as a merger of GelTex with and into one of Genzyme's wholly-owned subsidiaries pursuant to an Agreement and Plan of Merger, dated as of September 11, 2000 among Genzyme, Titan Acquisition Corp. and GelTex, as amended.

    On December 18, 2000, Genzyme completed the acquisition of Biomatrix, Inc. ("Biomatrix"). The acquisition was structured as a merger of Biomatrix with and into one of Genzyme's wholly-owned subsidiaries pursuant to an Agreement and Plan of Merger, dated as of March 6, 2000 among Genzyme, Seagull Merger Corporation and Biomatrix, as amended. Concurrent with the completion of Genzyme's acquisition of Biomatrix, Genzyme amended its charter to create Genzyme Biosurgery Division common stock ("Biosurgery Stock") and eliminate Genzyme Surgical Products Division common stock ("Surgical Products Stock") and Genzyme Tissue Repair Division common stock ("Tissue Repair Stock").

    The following unaudited pro forma combined financial information describes the pro forma effect of Genzyme's merger with GelTex and Genzyme's merger with Biomatrix on the statements of operations for the year ended December 31, 2000 of both Genzyme and Genzyme General, the division of Genzyme to which the assets and liabilities and operations of GelTex were allocated. The purpose of this pro forma financial information is to demonstrate how the combined statements of operations of these businesses might have appeared if each of the mergers had been completed at the beginning of the period presented.

    To determine earnings per share, Genzyme allocates its earnings to each series of its common stock based on the earnings attributable to that series of stock. The earnings attributable to each series of stock are defined in Genzyme's charter as the net income or loss of the corresponding division determined in accordance with generally accepted accounting principles and as adjusted for tax benefits allocated to or from the division in accordance with Genzyme's management and accounting policies. Genzyme's charter also requires that all income and expenses of Genzyme be allocated among the divisions in a reasonable and consistent manner. Genzyme's board of directors, however, retains considerable discretion in determining the types, magnitudes and extent of allocations to each series of common stock without shareholder approval.

    Because the earnings allocated to Genzyme General Division common stock ("Genzyme General Stock") are based on the income or losses attributable to Genzyme General, Genzyme included pro forma financial statements of Genzyme General to aid investors in evaluating its performance.

    Holders of Genzyme General Stock have no specific rights to the assets allocated to Genzyme General. Genzyme Corporation continues to hold title to all of the assets allocated to Genzyme General and is responsible for all of its liabilities, regardless of what Genzyme deems for financial statement presentation purposes as allocated to any division. Holders of Genzyme General Stock, as common stockholders, are therefore subject to the risks of investing in the businesses, assets and liabilities of Genzyme, as a whole.

    Genzyme has prepared the pro forma financial information using the purchase method of accounting for both mergers. For the combination of Genzyme Surgical Products and Genzyme Tissue

Repair into Genzyme Biosurgery, no adjustments were made to the book values of their net assets because these two divisions are controlled by Genzyme.

    Genzyme expects to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The unaudited pro forma information does not reflect these potential expenses and efficiencies.

    MERGER WITH GELTEX

    As a result of the merger with GelTex, each share of GelTex common stock was converted into the right to receive either $47.50 in cash or 0.7272 of a share of Genzyme General Stock. GelTex stockholders were entitled to submit an election form on which they indicated their preferred form of merger consideration prior to the closing of the merger. Because under the merger agreement with GelTex not more than 50% of the outstanding shares of GelTex common stock were to be converted into cash or a fraction of a share of Genzyme General Stock, and more than 50% of the GelTex stockholders elected to receive Genzyme General Stock, the merger consideration was prorated. After proration, each share of GelTex common stock for which a valid stock election was submitted was converted into $22.59 in cash and 0.3813 of a share of Genzyme General Stock. All other GelTex stockholders are entitled to receive $47.50 in cash for each share of GelTex common stock that they own. Cash is payable in lieu of any fractional shares of Genzyme General Stock otherwise issuable in the merger for a price equal to the fraction times $95.5625.

    Cash payments to GelTex stockholders in the merger were approximately
$515.2 million. Genzyme funded a portion of this amount through borrowings under senior credit facilities. Genzyme allocated the amounts borrowed and the associated interest expense to Genzyme General.

    Additionally, each option and warrant to purchase shares of GelTex common stock outstanding immediately before the effective time of the merger was assumed by Genzyme after the merger and became an option or warrant to acquire Genzyme General Stock. The conversion of options to purchase GelTex common stock was accounted for in accordance with Financial Accounting Standards Board Interpretation No. 44 ("FIN 44").

    TRACKING STOCK EXCHANGES

    In connection with the merger with Biomatrix, Genzyme effected an exchange of its tracking stock whereby outstanding shares of Tissue Repair Stock and Surgical Products Stock converted into Biosurgery Stock, the dividend and other provisions of which are designed to track the financial performance of the Genzyme Biosurgery division. Holders of Tissue Repair Stock and Surgical Products Stock, therefore, remain holders of Genzyme common stock, but hold a security whose dividend and other provisions are designed to track a different subset of Genzyme's operations and assets. Additionally, the votes and liquidation units per share of their holdings changed.

    The earnings attributable to Biosurgery Stock are defined in Genzyme's charter as the net income or loss of Genzyme Biosurgery determined in accordance with generally accepted accounting principles and as adjusted for tax benefits allocated to or from Genzyme Biosurgery in accordance with Genzyme's management and accounting policies. Prior to the tracking stock exchange, the earnings attributable to Surgical Products Stock and Tissue Repair Stock were defined in Genzyme's charter as the net income or loss of Genzyme Surgical Products and Genzyme Tissue Repair, respectively, determined in accordance with generally accepted accounting principles and as adjusted for tax benefits allocated to or from the division. Accordingly, the merger and tracking stock exchanges involved a change in Genzyme's methodology for allocating its earnings to its series of common stock.

    MERGER WITH BIOMATRIX

    Under the Biomatrix merger agreement, Biomatrix stockholders were entitled to submit, on or before December 6, 2000, an election form on which they indicated their preferred form of merger consideration. A stockholder could elect to receive for each share of Biomatrix common stock held either the "standard consideration" of $10.50 and 0.7162 of a share of Biosurgery Stock, the "stock consideration" of one share of Biosurgery Stock, or the "cash consideration" of $37.00. A stockholder failing to submit a valid election would receive the standard consideration. Under the merger agreement, the cash consideration amount of $37.00 per share would be prorated if the final elections would result in more than 28.38% of the outstanding shares of Biomatrix common stock being convertible into cash. A proration was required, and consequently each share of Biomatrix common stock that validly elected the cash consideration converted into a right to receive $11.03 in cash and 0.7169 of a share of Genzyme Biosurgery Stock. In lieu of issuing any fractional shares of Genzyme Biosurgery Stock, Genzyme is paying cash in an amount equal to the share fraction multiplied by $11.79.

    To ensure that the value of all Biosurgery Stock issued in the merger was at least 45% of the total merger consideration, the number of shares of Biomatrix common stock exchanged for shares of Biosurgery Stock in the merger was to be increased and the number of shares of Biomatrix common stock exchanged for cash was to be decreased if the value of Biosurgery Stock was below approximately $12.00 per share closing. The purpose of this adjustment was to preserve the status of the merger as a reorganization for U.S. federal income tax purposes. The value of Biosurgery Stock at closing was determined by the Genzyme board of directors to be $11.79 per share and, accordingly, such an adjustment occurred. The change in the number of shares exchanged created a new measurement date for the transaction at the closing date. The attached pro forma financial statements reflect the impact of this new measurement date. Upon completion of the tracking stock exchanges, each outstanding share of Surgical Products Stock converted into the right to receive 0.6060 of a share of Biosurgery Stock and each outstanding share of Tissue Repair Stock converted into the right to receive
0.3352 of a share of Biosurgery Stock. Additionally, all outstanding options to purchase Surgical Products Stock, Tissue Repair Stock and Biomatrix common stock converted into options to purchase Biosurgery Stock at the respective conversion rates. The conversion of options to purchase Biomatrix common stock will be accounted for in accordance with FIN 44.

    These unaudited pro forma statements of operations are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the mergers been completed on the assumed date or for the period presented, or which may be obtained in the future. To produce the pro forma financial information, Genzyme allocated the purchase price using its best estimates. The unaudited pro forma statements of operations should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Genzyme. Those financial statements are included in Genzyme's Annual Report on Form 10-K for the year ended December 31, 2000 (filed on April 2, 2001).

                      GENZYME CORPORATION AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 2000
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                     PRO FORMA
                                                                                                      GENZYME
                                          HISTORICAL                                                CORPORATION
                                            GENZYME       HISTORICAL       PRO FORMA      NOTE          AND       HISTORICAL
                                          CORPORATION   BIOMATRIX, INC.   ADJUSTMENTS   REFERENCE    BIOMATRIX      GELTEX
                                          -----------   ---------------   -----------   ---------   -----------   ----------
Revenues:
  Net product sales.....................   $ 811,897       $ 65,401        $     --                  $ 877,298     $     --
  Net service sales.....................      84,482             --              --                     84,482           --
  Collaborative joint venture project
    reimbursement.......................          --             --              --                         --        5,409
  Revenues from research and development
    contracts:
    Related parties.....................         509             --              --                        509           --
    Other...............................       6,432             --              --                      6,432       36,585
  Income from licenses, royalties,
    research contracts and grants.......          --         10,221              --                     10,221           --
                                           ---------       --------        --------                  ---------     --------
    Total revenues......................     903,320         75,622              --                    978,942       41,994
                                           ---------       --------        --------                  ---------     --------

Operating costs and expenses:
  Cost of products sold.................     232,383         20,395          11,330         B2         264,108           --
  Cost of services sold.................      50,177             --              --                     50,177           --
  Selling, general and administrative...     264,551         33,576              21         B2
                                                                               (105)        B2         298,043       11,729

  Collaborative joint venture project
    costs...............................          --             --              --                         --        5,409
  Research and development (including
    research and development relating to
    contracts)..........................     169,478         10,184                                    179,662       33,727
  Amortization of intangibles...........      22,974             --          35,617         B1          58,591           --
  Purchase of in-process research and
    development.........................     200,191             --         (82,143)        B8         118,048           --
  Charge for impaired asset.............       4,321             --              --                      4,321           --
                                           ---------       --------        --------                  ---------     --------
    Total operating costs and
      expenses..........................     944,075         64,155         (35,280)                   972,950       50,865
                                           ---------       --------        --------                  ---------     --------
Operating income (loss).................     (40,755)        11,467          35,280                      5,992       (8,871)
                                           ---------       --------        --------                  ---------     --------

Other income (expenses):
  Equity in net loss of unconsolidated
    affiliates..........................     (44,965)            --              --                    (44,965)       1,582
  Gain on affiliate sale of stock.......      22,689             --              --                     22,689           --
  Gain on sale of investment in equity
    securities..........................      23,173             --              --                     23,173           --
  Minority interest.....................       4,625             --              --                      4,625           --
  Charge for impaired investments.......      (7,300)            --              --                     (7,300)          --
  Other.................................       5,188           (301)             --                      4,887           --
  Investment income.....................      45,593          3,402          (2,738)       B6           46,257        6,942
  Interest expense......................     (15,710)          (975)        (14,375)       B6          (31,060)        (697)
                                           ---------       --------        --------                  ---------     --------
    Total other income (expenses).......      33,293          2,126         (17,113)                    18,306        7,827
                                           ---------       --------        --------                  ---------     --------
Income (loss) before income taxes.......      (7,462)        13,593          18,167                     24,298       (1,044)
Income tax (provision) benefit..........     (55,478)        (6,513)         19,661        B5          (42,330)          --
                                           ---------       --------        --------                  ---------     --------
Net income (loss).......................   $ (62,940)      $  7,080        $ 37,828                  $ (18,032)    $ (1,044)
                                           =========       ========        ========                  =========     ========


                                                                       PRO FORMA
                                                                        GENZYME
                                           PRO FORMA      NOTE      CORPORATION AND
                                          ADJUSTMENTS   REFERENCE    SUBSIDIARIES
                                          -----------   ---------   ---------------
Revenues:
  Net product sales.....................   $   6,166       G6          $ 883,464
  Net service sales.....................          --                      84,482
  Collaborative joint venture project
    reimbursement.......................      (5,409)      G5                 --
  Revenues from research and development
    contracts:
    Related parties.....................          --                         509
    Other...............................          15       G6             43,032
  Income from licenses, royalties,
    research contracts and grants.......          --                      10,221
                                           ---------                   ---------
    Total revenues......................         772                   1,021,708
                                           ---------                   ---------
Operating costs and expenses:
  Cost of products sold.................       8,156        G2
                                               6,471        G6           278,735
  Cost of services sold.................          --                      50,177
  Selling, general and administrative...       5,870        G6
                                               1,671        G2
                                               1,761        G2           319,074
  Collaborative joint venture project
    costs...............................      (5,409)       G5                --
  Research and development (including
    research and development relating to
    contracts)..........................       7,042        G2
                                               4,568        G6           224,999
  Amortization of intangibles...........      59,876        G1,G6        118,467
  Purchase of in-process research and
    development.........................    (118,048)       G9                --
  Charge for impaired asset.............          --                       4,321
                                           ---------                   ---------
    Total operating costs and
      expenses..........................     (28,042)                    995,773
                                           ---------                   ---------
Operating income (loss).................      28,814                      25,935
                                           ---------                   ---------
Other income (expenses):
  Equity in net loss of unconsolidated
    affiliates..........................       8,277       G6
                                               1,812       G5
                                              (1,582)      G6            (34,876)
  Gain on affiliate sale of stock.......          --                      22,689
  Gain on sale of investment in equity
    securities..........................          --                      23,173
  Minority interest.....................          --                       4,625
  Charge for impaired investments.......          --                      (7,300)
  Other.................................          --                       4,887
  Investment income.....................     (18,923)      G4             34,276
  Interest expense......................         269       G4
                                             (10,781)      G4            (42,269)
                                           ---------                   ---------
    Total other income (expenses).......     (20,928)                      5,205
                                           ---------                   ---------
Income (loss) before income taxes.......       7,886                      31,140
Income tax (provision) benefit..........      27,824       G7            (14,506)
                                           ---------                   ---------
Net income (loss).......................   $  35,710                   $  16,634
                                           =========                   =========

             SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

                      GENZYME CORPORATION AND SUBSIDIARIES

                     FOR THE YEAR ENDED DECEMBER 31, 2000
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           PRO FORMA
                                                                                            GENZYME
                                     HISTORICAL    HISTORICAL                             CORPORATION
                                       GENZYME     BIOMATRIX,    PRO FORMA      NOTE          AND       HISTORICAL    PRO FORMA
                                     CORPORATION      INC.      ADJUSTMENTS   REFERENCE    BIOMATRIX      GELTEX     ADJUSTMENTS
                                     -----------   ----------   -----------   ---------   -----------   ----------   -----------
NET INCOME (LOSS) PER SHARE:
  ALLOCATED TO GENZYME GENERAL
    STOCK:
  Genzyme General net income.......   $ 85,956                   $      --                 $  85,956                  $  34,666
  Tax benefit allocated from
    Genzyme Molecular Oncology.....      7,476                                                 7,476
  Tax benefit allocated from
    Genzyme Biosurgery.............     28,023                        (352)       B7          27,671
                                      --------                   ---------                 ---------                  ---------
  Net income allocated to Genzyme
    General Stock..................   $121,455                   $    (352)                $ 121,103                  $  34,666
                                      ========                   =========                 =========                  =========
  Net income per share of Genzyme
    General Stock:
    Basic..........................   $   1.41                                             $    1.41
                                      ========                                             =========
    Diluted........................   $   1.35                                             $    1.35
                                      ========                                             =========
  Weighted average shares
    outstanding:
    Basic..........................     86,131                                                86,131                      7,062
                                      ========                                             =========                  =========
    Diluted........................     89,683                                                89,683                     14,463
                                      ========                                             =========                  =========
  ALLOCATED TO MOLECULAR ONCOLOGY
    STOCK:
  Net loss.........................   $(23,096)                                            $ (23,096)
                                      ========                                             =========
  Net loss per share of Molecular
    Oncology Stock -- basic and
    diluted........................   $  (1.60)                                            $   (1.60)
                                      ========                                             =========
  Weighted average shares
    outstanding....................     14,446                                                14,446
                                      ========                                             =========
  ALLOCATED TO SURGICAL PRODUCTS
    STOCK:
  Net loss.........................   $(54,748)                  $  54,748        B4       $      --
                                      ========                   =========                 =========
  Net loss per share of Surgical
    Products Stock --basic and
    diluted........................   $  (3.67)                  $    3.67        B4       $      --
                                      ========                   =========                 =========
  Weighted average shares
    outstanding....................     14,900                     (14,900)       B3              --
                                      ========                   =========                 =========
  ALLOCATED TO TISSUE REPAIR STOCK:
  Net loss.........................   $(19,833)                  $  19,833        B4       $      --
                                      ========                   =========                 =========
  Net loss per share of Tissue
    Repair Stock --basic and
    diluted........................   $  (0.69)                  $    0.69        B4       $      --
                                      ========                   =========                 =========
  Weighted average shares
    outstanding....................     28,716                     (28,716)       B3              --
                                      ========                   =========                 =========
  BIOMATRIX, INC.:
  Net income.......................                 $ 7,080      $  (7,080)       B4       $      --
                                                    =======      =========                 =========
  Net income per Biomatrix common
    share-basic....................                 $  0.30      $   (0.30)       B4       $      --
                                                    =======      =========                 =========
  Weighted average shares
    outstanding....................                  23,401        (23,401)       B3              --
                                                    =======      =========                 =========
  Net income per Biomatrix common
    and common equivalent
    share-diluted..................                 $  0.29      $   (0.29)       B4       $      --
                                                    =======      =========                 =========
  Adjusted weighted average shares
    outstanding....................                  24,395        (24,395)       B3              --
                                                    =======      =========                 =========
  ALLOCATED TO BIOSURGERY STOCK:
  Genzyme Biosurgery net loss......   $(87,636)                  $ (42,821)       B4       $(130,457)
  Allocated tax benefit............        448                      13,500        B9          13,948
                                      --------                   ---------                 ---------

  Net loss allocated to Biosurgery
    stock..........................   $(87,188)                  $ (29,321)       B4       $(116,509)
                                      ========                   =========                 =========
  Net loss per share of Biosurgery
    Stock --basic and diluted......   $  (2.40)                                            $   (3.27)
                                      ========                                             =========
  Weighted average shares
    outstanding....................     36,359                        (686)       B3          35,673
                                      ========                   =========                 =========
  GELTEX PHARMACEUTICALS, INC.:
  Net loss.........................                                                                      $ (1,044)    $   1,044
                                                                                                         ========     =========
  Net loss per share of GelTex
    common stock--basic and
    diluted........................                                                                      $  (0.05)    $    0.05
                                                                                                         ========     =========
  Weighted average shares
    outstanding....................                                                                        19,872       (19,872)
                                                                                                         ========     =========

                                                  PRO FORMA
                                                   GENZYME
                                                 CORPORATION
                                       NOTE          AND
                                     REFERENCE   SUBSIDIARIES
                                     ---------   ------------
NET INCOME (LOSS) PER SHARE:
  ALLOCATED TO GENZYME GENERAL
    STOCK:
  Genzyme General net income.......  G8           $ 120,622
  Tax benefit allocated from
    Genzyme Molecular Oncology.....                   7,476
  Tax benefit allocated from
    Genzyme Biosurgery.............                  27,671
                                                  ---------
  Net income allocated to Genzyme
    General Stock..................               $ 155,769
                                                  =========
  Net income per share of Genzyme
    General Stock:
    Basic..........................               $    1.67
                                                  =========
    Diluted........................               $    1.59
                                                  =========
  Weighted average shares
    outstanding:
    Basic..........................  G3              93,193
                                                  =========
    Diluted........................  G3             104,146
                                                  =========
  ALLOCATED TO MOLECULAR ONCOLOGY
    STOCK:
  Net loss.........................               $ (23,096)
                                                  =========
  Net loss per share of Molecular
    Oncology Stock -- basic and
    diluted........................               $   (1.60)
                                                  =========
  Weighted average shares
    outstanding....................                  14,446
                                                  =========
  ALLOCATED TO SURGICAL PRODUCTS
    STOCK:
  Net loss.........................               $      --
                                                  =========
  Net loss per share of Surgical
    Products Stock --basic and
    diluted........................               $      --
                                                  =========
  Weighted average shares
    outstanding....................                      --
                                                  =========
  ALLOCATED TO TISSUE REPAIR STOCK:
  Net loss.........................               $      --
                                                  =========
  Net loss per share of Tissue
    Repair Stock --basic and
    diluted........................               $      --
                                                  =========
  Weighted average shares
    outstanding....................                      --
                                                  =========
  BIOMATRIX, INC.:
  Net income.......................               $      --
                                                  =========
  Net income per Biomatrix common
    share-basic....................               $      --
                                                  =========
  Weighted average shares
    outstanding....................                      --
                                                  =========
  Net income per Biomatrix common
    and common equivalent
    share-diluted..................               $      --
                                                  =========
  Adjusted weighted average shares
    outstanding....................                      --
                                                  =========
  ALLOCATED TO BIOSURGERY STOCK:
  Genzyme Biosurgery net loss......               $(130,457)
  Allocated tax benefit............                  13,948
                                                  ---------
  Net loss allocated to Biosurgery
    Stock..........................               $(116,509)
                                                  =========
  Net loss per share of Biosurgery
    Stock --basic and diluted......               $   (3.27)
                                                  =========
  Weighted average shares
    outstanding....................                  35,673
                                                  =========
  GELTEX PHARMACEUTICALS, INC.:
  Net loss.........................     G8        $      --
                                                  =========
  Net loss per share of GelTex
    common stock--basic and
    diluted........................     G8        $      --
                                                  =========
  Weighted average shares
    outstanding....................     G3               --
                                                  =========

             SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

                                GENZYME GENERAL

                       A DIVISION OF GENZYME CORPORATION

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                  FOR THE NINE MONTHS ENDED DECEMBER 31, 2000
                            (AMOUNTS IN THOUSANDS)

                                                                                                              PRO
                                                                                                             FORMA
                                                          GENZYME    HISTORICAL    PRO FORMA      NOTE      GENZYME
                                                          GENERAL      GELTEX     ADJUSTMENTS   REFERENCE   GENERAL
                                                         ---------   ----------   -----------   ---------   --------
Revenues:
  Net product sales....................................  $690,027     $    --      $  6,166      G14        $696,193
  Net service sales....................................    61,161          --            --                   61,161
  Collaborative joint venture project reimbursement....        --       5,409        (5,409)     G13              --
  Revenues from research and development contracts:
    Related parties....................................       509          --            --                      509
    Other..............................................       786      36,585            15      G14          37,386
                                                         --------     -------      --------                 --------
    Total revenues.....................................   752,483      41,994           772                  795,249
                                                         --------     -------      --------                 --------
Operating costs and expenses:
  Cost of products sold................................   162,894          --         8,156      G11
                                                                                      6,471      G14         177,521
  Cost of services sold................................    37,879          --            --                   37,879
  Selling, general and administrative..................   166,462      11,729         5,870      G14
                                                                                      1,671      G11
                                                                                      1,761      G11         187,493
  Collaborative joint venture project costs............        --       5,409        (5,409)     G13              --
  Research and development (including research and
    development related to contracts)..................   112,792      33,727         7,042      G11
                                                                                      4,568      G14         158,129
  Amortization of intangibles..........................    10,928          --        59,876      G10, G14     70,804
  Purchase of in-process research and development......   118,048          --      (118,048)     G16              --
                                                         --------     -------      --------                 --------
    Total operating costs and expenses.................   609,003      50,865       (28,042)                 631,826
                                                         --------     -------      --------                 --------
Operating income (loss)................................   143,480      (8,871)       28,814                  163,423
                                                         --------     -------      --------                 --------
Other income (expenses):
  Equity in net loss of unconsolidated affiliates......   (44,965)      1,582         8,277      G14
                                                                                      1,812      G13
                                                                                     (1,582)     G14         (34,876)
  Gain on affiliate sale of stock......................    22,689          --            --                   22,689
  Gain on sale of investment in equity securities......    23,173          --            --                   23,173
  Minority interest....................................     4,625          --            --                    4,625
  Other................................................     5,203          --            --                    5,203
  Investment income....................................    38,549       6,942       (18,923)     G12          26,568
  Interest expense.....................................   (14,159)       (697)          269      G12
                                                                                    (10,781)     G12         (25,368)
                                                         --------     -------      --------                 --------
    Total other income (expenses)......................    35,115       7,827       (20,928)                  22,014
                                                         --------     -------      --------                 --------
Income (loss) before income taxes......................   178,595      (1,044)        7,886                  185,437
Income tax (provision) benefits........................   (92,639)         --        27,824      G15         (64,815)
                                                         --------     -------      --------                 --------
Net income (loss)......................................  $ 85,956     $(1,044)     $ 35,710                 $120,622
                                                         ========     =======      ========                 ========

             SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(1) ACCOUNTING POLICIES AND PRO FORMA INFORMATION

    The unaudited pro forma combined financial statements reflect the pro forma effect of Genzyme's merger with GelTex and Genzyme's merger with Biomatrix on the unaudited statements of operations for the year ended December 31, 2000 of both Genzyme and Genzyme General, the division of Genzyme to which the assets and liabilities and operations of GelTex will be allocated.

    The pro forma statements of operations have been presented to give effect to the mergers of Genzyme with both Biomatrix and GelTex using the purchase method of accounting and the combination of Genzyme Surgical Products and Genzyme Tissue Repair using historical accounting basis as if such transactions had occurred on January 1, 2000.

(2) GENZYME'S ACQUISITIONS

    (A) GENZYME'S ACQUISITION OF BIOMATRIX

    Genzyme entered into the merger agreement to acquire Biomatrix on March 6, 2000. Upon consummation of the merger Biomatrix merged into a specially formed, wholly-owned subsidiary of Genzyme. Concurrently with the merger:

    - Genzyme Biosurgery was created as a new division of Genzyme;

    - the businesses of Genzyme Surgical Products and Genzyme Tissue Repair were reallocated to Genzyme Biosurgery; and

    - the businesses of Biomatrix was allocated to Genzyme Biosurgery.

    For the purposes of the unaudited pro forma financial statements, we used the following exchange ratios to determine the number of shares of Biosurgery Stock distributed:

    - 0.6060 multiplied by the number of shares of Surgical Products Stock outstanding;

    - 0.3352 multiplied by the number of shares of Tissue Repair Stock outstanding; and

    - 0.7162 multiplied by the number of Biomatrix shares outstanding (based on a one-for-one exchange ratio for 71.62% of the Biomatrix shares).

This resulted in approximately:

    - 9,092,763 shares of Biosurgery Stock exchanged for 15,004,560 shares of Surgical Products Stock;

    - 9,679,769 shares of Biosurgery Stock exchanged for 28,877,593 shares of Tissue Repair Stock; and

    - 17,516,712 shares of Biosurgery Stock and approximately $252.4 million of cash, exchanged for 24,338,908 shares of Biomatrix common stock.

In addition, options to purchase:

    - 3,252,386 shares of Surgical Products Stock under the Genzyme equity plans,

    - 3,923,281 shares of Tissue Repair Stock under the Genzyme equity plans, and

    - 1,706,639 shares of Biomatrix common stock under the Biomatrix equity plans converted to options to purchase approximately 1,970,944, 1,315,083, and 1,222,300 shares of Biosurgery Stock, respectively. Using the acquisition price of Biomatrix common stock and certain other assumptions in the Black-Scholes option valuation model, the Biosurgery options issued in exchange for the Biomatrix options have been valued at approximately $11.4 million. In accordance with FIN 44, the intrinsic value of the portion of the unvested options related to the future service period of approximately $66,000 is allocated to deferred compensation in stockholders' equity for Genzyme or division equity for Genzyme Biosurgery, rather than to goodwill. The unvested portion is being amortized to operating expense over the remaining vesting periods of generally less than four years.

    (B) GENZYME'S ACQUISITION OF GELTEX

    Genzyme entered into a merger agreement to acquire GelTex on September 11, 2000. Genzyme issued approximately $515.2 million in cash and $491.2 million in Genzyme General Stock for all of the outstanding shares of GelTex common stock, using the stock price of Genzyme General Stock based on the average trading price over three days before and after the September 11, 2000 announcement of the merger. Approximately 7.9 million shares of Genzyme General Stock were issued in exchange for shares of GelTex common stock. In addition, options and warrants to purchase approximately 2.1 million shares of GelTex common stock were exchanged for options and warrants to purchase approximately 1.6 million shares of Genzyme General Stock. The vesting of GelTex options granted to employees of GelTex before the effective date of the merger will be accelerated as of the first anniversary of the effective date of the merger as long as they remain employees of GelTex or Genzyme on the one year anniversary date. Additionally, the vesting of stock options granted to directors and several officers of GelTex were accelerated immediately upon the effective time of the merger. Using the Black-Scholes valuation model, the options and warrants to purchase Genzyme General Stock issued in exchange for the GelTex options and warrants have a value of approximately $62.9 million. In accordance with FIN 44, the intrinsic value of the portion of the unvested options related to the future service period of $10.2 million is allocated to deferred compensation in stockholders' equity for Genzyme. The unvested portion is being amortized to operating expense over the remaining vesting period of approximately one year.

(3) PURCHASE PRICE ALLOCATION

    (A) BIOMATRIX

    The aggregate purchase price of $482.4 million was allocated to the acquired tangible and intangible assets and liabilities based on their estimated respective fair values as of December 18, 2000 (amounts in thousands):

Cash and cash equivalents...................................   $  56,137
Current assets..............................................      37,639
Property, plant & equipment.................................      38,479
Notes receivable from stockholders..........................      14,760
Intangible assets (to be amortized over 1.5 to 11.0
  years)....................................................     284,854
Goodwill (to be amortized over 11.0 years)..................     112,262
In-process research and development.........................      82,143
Deferred tax asset..........................................         922
Deferred compensation.......................................          66
Assumed liabilities.........................................     (31,099)
Liabilities for exit activities and integration.............      (6,716)
Deferred tax liability......................................    (107,044)
                                                               ---------
        Aggregate purchase price............................   $ 482,403
                                                               =========

    In connection with the purchase of Biomatrix, Genzyme allocated approximately $82.1 million of the purchase price to in-process research and development, or IPR&D. Genzyme management assumes responsibility for determining the IPR&D valuation. Genzyme engaged an independent third-party appraisal company to assist in the valuation of the intangible assets acquired. For a complete description of the allocation of the purchase price to the fair value of the acquired tangible and intangible assets and liabilities, refer to Note D. "Acquisitions" to Genzyme's consolidated financial statements included in Genzyme's Annual Report on Form 10-K for the year ended December 31, 2000.

    (B) GELTEX

    The aggregate purchase price of $1,076.0 million was allocated to the acquired tangible and intangible assets and liabilities based on their estimated respective fair value as of December 14, 2000 (amounts in thousands):

Cash and investments........................................  $  142,994
Current assets..............................................      32,825
Property, plant & equipment.................................      45,477
Intangible assets (to be amortized over 5 to 15 years)......     465,109
Goodwill (to be amortized over 15 years)....................     449,634
In-process research and development.........................     118,048
Deferred tax asset..........................................      35,016
Deferred compensation.......................................      10,206
Assumed liabilities.........................................     (47,789)
Deferred tax liability......................................    (175,485)
                                                              ----------
Aggregate purchase price....................................  $1,076,035
                                                              ==========

    As part of the acquisition of GelTex, Genzyme acquired all of GelTex's interest in RenaGel LLC, a joint venture between Genzyme and GelTex. Prior to the acquisition of GelTex, Genzyme accounted for its investment in RenaGel LLC under the equity method. The adjustments below also reflect the consolidation of RenaGel LLC into Genzyme's financial statements and accounting for the purchase by Genzyme of GelTex's 50%-interest in the joint venture using the purchase method of accounting. The assets and liabilities of the joint venture are reflected in the amounts above. Because Genzyme already owned a 50% interest in RenaGel LLC, the assets of RenaGel LLC were adjusted to fair value only to the extent of the 50%-interest Genzyme acquired.

    In connection with the purchase of GelTex, Genzyme expects approximately $118.0 million of the purchase price to be allocated to in-process research and development, or IPR&D. Genzyme management assumes responsibility for determining the IPR&D valuation. Genzyme engaged an independent third-party appraisal company to assist in the valuation of the intangible assets acquired. For a complete description of the allocation of the purchase price to the fair value of the acquired tangible and intangible assets and liabilities, refer to Note D. "Acquisitions" to Genzyme's consolidated financial statements included in Genzyme's Annual Report on Form 10-K for the year ended December 31, 2000.

(4) PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION OF BIOMATRIX

    These adjustments reflect the retirement of all Surgical Products Stock, Tissue Repair Stock and Biomatrix common stock and the issuance of Biosurgery Stock. The value ascribed to the Biosurgery Stock exchanged for Biomatrix common stock for purchase price accounting is $11.79 per share.

    The aggregate purchase price is comprised of the following (amounts in thousands):

Issuance of 17,516,712 shares of Biosurgery Stock...........  $206,522
Cash payment................................................   252,421
                                                              --------
  Subtotal..................................................   458,943
Issuance of Biosurgery options to Biomatrix optionholders...    11,373
Acquisition costs...........................................    12,087
                                                              --------
        Aggregate purchase price............................  $482,403
                                                              ========

I. PRO FORMA ADJUSTMENTS TO GENZYME CORPORATION'S CONSOLIDATED STATEMENTS OF OPERATIONS

  (B1) To record the amortization of acquired intangible assets and goodwill (amounts in thousands):

                                                        ASSIGNED      ANNUAL
                                                         VALUE     AMORTIZATION
                                                        --------   ------------
INTANGIBLE ASSETS:
  Workforce (5 years).................................  $  2,017      $   404
  Non-compete agreements (1.5 years)..................       640          427
  Distribution agreements (8 years)...................    13,950        1,744
  Trademark/trade name (11 years).....................    48,746        4,431
  Patented core technology (11 years).................    59,877        5,443
  Current products technology (11 years)..............   159,624       14,511
  Goodwill (11 years).................................   112,262       10,206
                                                        --------      -------
      Pro forma adjustment for amortization of
        intangibles...................................  $397,116      $37,166
                                                        ========      =======

   (B2) To record the following:

       - Amortization of deferred compensation associated with Genzyme Biosurgery options that were issued in exchange for Biomatrix options;

       - Impact of the additional expense associated with the increased basis for the Biomatrix inventory;

       - Impact of the additional depreciation expense related to the increased basis of Biomatrix's fixed assets.

   (B3) To eliminate Biomatrix' weighted average shares outstanding, and to record the cancellation of Surgical Products Stock and Tissue Repair Stock. Also gives effect to the conversion of Surgical Products Stock and Tissue Repair Stock into Biosurgery Stock as though the tracking stock exchanges occurred on January 1, 2000, and to the issuance of Biosurgery Stock for Biomatrix common stock as though the Biomatrix acquisition occurred on January 1, 2000.

   (B4) To record the creation of Biosurgery Stock. Net losses for Genzyme Surgical Products and Genzyme Tissue Repair and net income for Biomatrix have been transferred to the calculation of loss per share allocated to Biosurgery Stock. The net income amount for Biomatrix of $7.1 million for the year ended December 31, 2000 reflects the elimination of the $6.5 million tax provision because Genzyme Biosurgery incurred a pro forma net loss for each period.

  (B5) To adjust the tax provision for the impact of the amortization of acquired intangibles, the reduction in investment income, the additional interest expense and the amortization of the deferred tax liability established in purchase accounting. Income taxes are allocated to Genzyme Biosurgery based upon the financial statement income, taxable income, credits and other amounts properly allocable to each division under generally accepted accounting principles as if it were a separate taxpayer. The realizability of deferred tax assets is assessed at the division level.

  (B6) To record interest expense that would have been incurred on the $200.0 million of debt, at a rate of 7.5% per annum; and to reduce the investment income balance to reflect the payment of $52.4 million of cash at a rate of return of 5.45% per annum.

  (B7) To allocate the pro forma tax benefits of Genzyme Biosurgery to Genzyme General. Genzyme's management and accounting policies provide that, if as of the end of any fiscal quarter, a division can not use any projected annual tax benefit attributable to it to offset or reduce its current or deferred income tax expense, Genzyme may allocate the tax benefit to other divisions in proportion to their taxable income without any compensating payments or allocation to the division generating the benefit. The tax benefits allocated to Genzyme General from Genzyme Biosurgery totaled $28.0 million for the year ended December 31, 2000. On a pro forma basis, the tax benefits allocated to Genzyme General from Genzyme Biosurgery would have been $27.7 million for the year ended December 31, 2000. The tax benefits generated by Genzyme Biosurgery and allocated to Genzyme General are lower on a pro forma basis due primarily to Biomatrix' profitability offsetting losses incurred by Genzyme Biosurgery.

  (B8) To eliminate the charge for acquired in-process research and development recorded by the Company in connection with the acquisition. This amount was eliminated as it reflects a material non-recurring charge directly resulting from the acquisition.

  (B9) To record the tax benefits related to the Biomatrix pro forma adjustments which are allocated to Genzyme Biosurgery.

(5) PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION OF GELTEX

    The following adjustments reflect the acquisition of GelTex by Genzyme for a combination of cash and stock and the replacement of GelTex options and warrants with options and warrants to purchase Genzyme General Stock. As part of the acquisition of GelTex, Genzyme acquired all of GelTex's interest in RenaGel LLC, a joint venture between Genzyme and GelTex. Prior to the acquisition of GelTex, Genzyme accounted for its investment in RenaGel LLC under the equity method. The adjustments below reflect the consolidation of RenaGel LLC into Genzyme's financial statements and accounting for Genzyme's purchase of GelTex' interest in the joint venture using the purchase method of accounting.

    To record the acquisition of the net assets of GelTex for an aggregate purchase price of $1,076.0 million. The aggregate purchase price is comprised of the following (amounts in thousands):

Issuance of 7,886,404 shares of Genzyme General Stock..... $  491,181
Cash payment..............................................    515,151
                                                           ----------
Subtotal..................................................  1,006,332
Basis of GelTex investment................................      2,500
Issuance of Genzyme General options and warrants to
  GelTex option and warrant holders.......................     62,882
Acquisition costs.........................................      4,321
                                                           ----------
Aggregate purchase price.................................. $1,076,035
                                                           ==========

I. PRO FORMA ADJUSTMENTS TO GENZYME CORPORATION'S CONSOLIDATED STATEMENTS OF OPERATIONS

    (G1) To record the amortization of acquired intangible assets and goodwill (amounts in thousands):


INTANGIBLE ASSETS:                                            ASSIGNED VALUE   ANNUAL AMORTIZATION
------------------                                            --------------   -------------------
Workforce (5 years).........................................     $  2,327            $   465
Patents (15 years)..........................................      115,772              7,718
Trademarks/trade name (15 years)............................        6,526                435
Core technology (15 years)..................................       65,313              4,354
Current products technology (5 to 15 years).................      275,171             19,948
Goodwill (15 years).........................................      449,634             29,976
                                                                 --------            -------
Pro forma adjustment for amortization of intangibles........     $914,743            $62,896
                                                                 ========            =======

    (G2) To record the following:

       - Amortization of deferred compensation associated with Genzyme General options that were issued in exchange for GelTex options;

       - Impact of the additional expense associated with the increased basis for the Renagel LLC inventory of $8.2 million;

       - Impact of the additional depreciation expense related to the increased basis of GelTex's fixed assets.

    (G3) To eliminate GelTex's weighted average shares outstanding, to reflect the issuance of 7,886,404 shares of Genzyme General Stock and to reflect the dilutive effect of the issuance of options to purchase Genzyme General Stock to holders of GelTex options.

    (G4) To record interest expense that would have been incurred on the $150.0 million of debt, at a rate of 7.5% per annum; to record the amortization of the value of acquired interest rate swaps; and to reduce the investment income balance to reflect the payment of $365.2 million of cash at a rate of return of 5.45% per annum.

    (G5) To eliminate intercompany transactions between Genzyme, GelTex and RenaGel LLC.

    (G6) To eliminate Genzyme's and GelTex's equity in the net loss of RenaGel LLC and to consolidate RenaGel LLC with Genzyme.

    (G7) To adjust the tax provision for the impact of the reduction in investment income, the additional interest expense and the amortization of the deferred tax liability established in purchase accounting.

    (G8) The net loss of GelTex has been transferred to the calculation of net income per share allocated to Genzyme General Stock. The adjustment to Genzyme General net income in the calculation of income allocated to Genzyme General Stock reflects the aggregate impact of all pro forma adjustments on the Genzyme General division net income.

    (G9) To eliminate the charge for acquired in-process research and development recorded by the Company in connection with the acquisition. This amount was eliminated as it reflects a material non-recurring charge directly resulting from the acquisition.

II. PRO FORMA ADJUSTMENTS TO GENZYME GENERAL'S COMBINED STATEMENTS OF OPERATIONS

    (G10) To record the amortization of acquired intangible assets and goodwill (amounts in thousands):


INTANGIBLE ASSETS:                                            ASSIGNED VALUE   ANNUAL AMORTIZATION
------------------                                            --------------   -------------------
Workforce (5 years).........................................     $  2,327            $   465
Patents (15 years)..........................................      115,772              7,718
Trademarks/trade name (15 years)............................        6,526                435
Core technology (15 years)..................................       65,313              4,354
Current products technology (5 to 15 years).................      275,171             19,948
Goodwill (15 years).........................................      449,634             29,976
                                                                 --------            -------
Pro forma adjustment for amortization of intangibles........     $914,743            $62,896
                                                                 ========            =======

    (G11) To record the following:

        - Amortization of deferred compensation associated with Genzyme General options that were issued in exchange for GelTex options;

        - Impact of the additional expense associated with the increased basis for the Renagel LLC inventory of $8.2 million;

        - Impact of the additional depreciation expense related to the increased basis of GelTex's fixed assets.

    (G12) To record interest expense that would have been incurred on the $150.0 million of debt allocated to Genzyme General, at a rate of 7.5% per annum; to record the amortization of the value of acquired interest rate swaps; and to reduce the investment income balance to reflect the payment of $365.2 million of cash at a rate of return of 5.45% per annum.

    (G13) To eliminate intercompany transactions between Genzyme General, GelTex and RenaGel LLC.

    (G14) To eliminate Genzyme General's and GelTex's equity in the net loss of RenaGel LLC and to consolidate RenaGel LLC with Genzyme General.

    (G15) To adjust the tax provision for the impact of the reduction in investment income, the additional interest expense and the amortization of the deferred tax liability established in purchase accounting.

    (G16) To eliminate the charge for acquired in-process research and development recorded by the Company in connection with the acquisition. This amount was eliminated as it reflects a material non-recurring charge directly resulting from the acquisition.

                                  EXHIBIT INDEX

EXHIBIT
   NO.            DESCRIPTION
   2        Agreement and Plan of Merger, dated as of September 11, 2000, among
            Genzyme Corporation, Titan Acquisition Corp. and GelTex
            Pharmaceuticals, Inc. as amended. Previously filed as Exhibit 99.1 to Genzyme's Current Report on Form 8-K dated September 11, 2000
            (Commission File No. 000-14680) and incorporated herein by reference.